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                                                                   EXHIBIT 10.18

                              CONSULTING AGREEMENT

      This Consulting Agreement ("Consulting Agreement") is dated as of the 25th day of February 2004 by and between First Keystone Bank (the "Bank") and Edmund Jones (the "Consultant").

                                   WITNESSETH:

      WHEREAS, the Bank desires to have the Consultant provide, and the Consultant is willing to provide the Bank with, the consulting services on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

      1. CONSULTANCY.

      (a) Subject to the provisions of Section 1(e), below, the parties hereto agree that, during the period immediately following the date hereof until March 1, 2005 ("Consulting Period"), the Consultant undertakes to provide his personal advice and counsel to the Bank and its subsidiaries and affiliates in connection with the business of the Bank and its subsidiaries, including consulting with the Bank regarding the operations and customer relationships of the Bank, and providing introductions to customers and serving as senior advisor to the Bank (collectively the "Consulting Services"), subject to the terms and conditions which are set forth herein. The Consultant shall provide such Consulting Services as may be requested by the President/Chief Executive Officer of the Bank from time to time. Such Consulting Services may be provided in person, telephonically, electronically or by correspondence, as the Bank may determine. Commencing March 1, 2005, and on the first day of March of each year thereafter, the Consulting Period may be extended by successive one year terms if Notice, as defined below, has been properly given. "Notice" shall mean a writing from the Bank to the Consultant indicating its intention to extend this Consulting Agreement at the expiration of the then remaining Consulting Period. Such Notice must be delivered on or before March 1st of each year beginning March 1, 2005. If Notice is not given, the Consulting Period shall terminate at the expiration of the then remaining Consulting Period.

      (b) During the Consulting Period, the Bank shall, or shall cause one of its subsidiaries to pay the Consultant consulting fees at the rate of $24,000.00 per annum, payable in monthly installments on the first business day of each month during such Consulting Period.

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      (c) The Bank shall reimburse the Consultant or otherwise provide for or pay for all reasonable expenses incurred by the Consultant at the request of the Bank, subject to such documentation as may be required by the Bank.

      (d) During the Consulting Period, the Consultant shall be treated as an independent contractor and shall not be deemed to be an employee of the Bank or any other affiliate of the Bank. However, all payments to be made to the Consultant hereunder shall be subject to withholding of such amounts, if any, relating to income tax and other payroll deductions as may be required by law or regulation during the Consulting Period.

      (e) The Bank may terminate the Consultant by written notice of termination provided to the Consultant. Thereafter, the Consultant shall be entitled to no further compensation or benefits under the terms of this Agreement. The Consulting Services of the Consultant shall automatically terminate by reason of the death of the Consultant and no notice of termination shall be required. After his death, the estate and family of the Consultant shall be entitled to no further compensation or benefits under the terms of this Agreement.

      2. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION AND NON-COMPETE.

      (a) Except in the course of his services to the Bank hereunder, and in the pursuit of the business of the Bank or any of its subsidiaries or affiliates, the Consultant shall not, except as required by law, at any time during or following the Consultant Period, disclose or use any confidential information or proprietary data of the Bank or any of its subsidiaries or affiliates or predecessors. The Consultant agrees that all information concerning the identity of the customers of the Bank and the relations of the Bank to its customers is confidential information. This Section 3(a) shall survive the termination or expiration of the Consulting Period.

      (b) The Consultant agrees that during the Consulting Period the Consultant will not, directly or indirectly, as employee, direction, officer, principal or agent, or in any other capacity, manage, operate, consult with or be employed by any insured depository institution or trust company, which transacts business in Delaware, Chester and Montgomery Counties in the Commonwealth of Pennsylvania and New Castle County in the State of Delaware; provided, however, that this provision shall not prohibit the Consultant from owning bonds, preferred stock or up to five percent (5%) of the outstanding common shares of any insured depository institution or its parent holding company if the shares of the parent holding company or of the institution are publicly traded.

      3. SUCCESSORS AND ASSIGNS. This Consulting Agreement will inure to the benefit of and be binding upon the Consultant and the Bank. This Consulting Agreement may not be assigned by any party hereto without the consent of the other party.

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      4. NOTICES. Any communication to a party required or permitted under this
Consulting Agreement, including any notice, direction, designation, consents, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party or parties, as applicable:

      If to the Consultant:

      Edmund Jones
      227 Haverford Avenue
      Swarthmore, Pennsylvania  19081

      If to the Bank:

      Secretary
      First Keystone Bank
      22 West State Street
      Media, Pennsylvania  19063

      5. SEVERABILITY. A determination that any provision of this Consulting Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

      6. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of this Consulting Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one of more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

      7. COUNTERPARTS. This Consulting Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Consulting Agreement.

      8. GOVERNING LAW. This Consulting Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

      9. HEADINGS. The headings of sections in this Consulting Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Consulting Agreement, unless otherwise stated.

      IN WITNESS WHEREOF, the Bank and the Consultant have entered into this Consulting

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Agreement as of the day and year first above written.

                                            FIRST KEYSTONE BANK

                                            By:
                                               --------------------------------
                                            Donald S. Guthrie. President
                                            and Chief Executive Officer

                                            CONSULTANT

                                            By:
                                                -------------------------------
                                            Edmund Jones

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